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                                                                    EXHIBIT 4.19

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made this day of April, 2000, between Genomic Solutions Inc., a Delaware corporation, 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108 (the "Company") and Jeffrey S. Williams, 7049 Suncrest Drive, Saline, Michigan 48176 (the "Holder").

         A. As of the date hereof, Holder is in possession of shares of the Company's Common Stock.

         B. The Company and the Holder are entering into this Agreement to set forth certain registration rights with respect to the Common Shares.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. The following capitalized terms shall have the following definitions:

         (a) "Common Stock" means the Company's common stock, par value $.001, until the time that the Third Amended and Restated Certificate of Incorporation is effective, at which point the common stock becomes callable, until the expiration of the Call Period, as that term is defined in the Third Amended and Restated Certificate of Incorporation, and from the time of expiration of the Call Period, means the Company's common stock, par value $.001.

         (b) "IPO" means a registration statement filed with the Securities and Exchange Commission and declared effective relating to an initial public offering of common stock firmly underwritten by a nationally recognized underwriter who certifies to the Purchaser that such underwriter believes that (i) the offering will result in no less than $20,000,000 of gross proceeds to the Company and (ii) the securities offered will qualify for listing on the New York Stock Exchange or the National Market Tier of the Nasdaq Stock Market (an initial public offering that in fact results in no less than $20,000,000 of gross proceeds to the Company and the listing of the offered securities on the New York Stock Exchange or the National Market Tier of the Nasdaq Stock Market.

          (c) "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity.

         (d) "Registrable Securities" means any shares of Common Stock issued or issuable with respect to the Common Shares by way of stock dividend, stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities on the earliest of the following dates: (i) the date such securities have been sold to the public pursuant to an offering registered under the Securities Act,

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         or (ii) the date such securities are eligible to be sold pursuant to
         Rule 144 (or any similar provisions then in force) under the Securities Act.

         (e) "Registration Period" means the period commencing immediately after the consummation of the IPO and ending on the fifth anniversary of the consummation of the IPO.

         (f) "Registration Statement" means any registration statement of the Company that covers any Registrable Securities pursuant to the provisions of this Agreement.

         (g) "SEC" means the Securities and Exchange Commission.

         (h) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

2.       PIGGYBACK REGISTRATION.

         (a) If the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) an IPO; (ii) a registration on Form S-4 or any successor form, or (iii) an offering of securities in connection with an employee benefit plan, a stock option plan, a stock dividend plan, a stock ownership plan or a dividend reinvestment plan) at any time during the Registration Period and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to the Holder of its intention to effect such a registration (each a "Piggyback Notice") and, subject to Sections 2(b) and 2(c) below, the Company shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date of sending of the Company's notice (the "Included Registrable Securities"); provided, however, that, at the Company's option, the Company may file a separate Registration Statement for, and with respect to, Included Registrable Securities in satisfaction of the Company's obligation hereunder.

         (b) The registration rights granted to the Holder pursuant to Section 2
         (a) above are subordinate and subject to the rights of the holders of the Company's Series M Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series P Preferred Stock (collectively, the "Preferred Stock"), as more particularly described in the Shareholders Agreement, as amended, between the Company and certain of its stockholders, dated as of December 24, 1997, and amended and restated as of January 25, 2000, and the holders of registration rights under the April and October Business Loan Agreements dated April 23, 1999 and October 28, 1999 respectively (the "Warrantholders"). The Company shall be required to include the Holder's shares in any registration only to the extent that such inclusion will not reduce the amount of securities to be registered and sold by the holders of Preferred Stock and the Warrantholders. If the managing or principal underwriters named in the registration statement advise the Company that, in the good faith judgment of such managing or principal underwriters, the number of shares of Common Stock which the Holder, the Company and all other shareholders have requested to be included in such registration statement exceed the number of shares it is advisable to offer and to sell at such time,


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         then the Company shall include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, the shares of Common Stock that the Company proposes to issue and sell for its own account, the shares of Common Stock requested to be registered and sold by the holders of Preferred Stock and the Warrantholders and the number of shares of Common Stock to be registered and sold by the Holder and all other shareholders requesting registration.

         (c) If a Piggyback Registration is an underwritten secondary registration initiated by and on behalf of holders of the Company's securities other than the Holder of Registrable Securities pursuant to the exercise of demand registration rights, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, all of the securities requested to be included therein by the holder initially requesting such registration, and (ii) second, the Registrable Securities requested to be included in such registration and any other securities requested to be included in such registration, pro rata among the holders of Registrable Securities requesting such registration and the holders of such other securities on the basis of the number of shares owned by each such holder.

         (d) In the case of an underwritten Piggyback Registration, the Company shall have the sole and exclusive right to select the investment banker(s) and manager(s) to administer the offering.

3. REGISTRATION PROCEDURES. Whenever there has been a request to have any Registrable Securities registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period required by the intended method of disposition, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

         (c) furnish the Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the

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         Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder;

         (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) qualify such Registrable Securities in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in the jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction).

         (e) notify the Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

         (g) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; and

         (h) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts to promptly obtain the withdrawal of such order.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or (h) hereof, the Holder shall forthwith discontinue disposition of shares of Common Stock pursuant to a Piggyback Registration until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 3(e) or until the withdrawal of such order under Section 3(h).


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4. REGISTRATION EXPENSES. The Company shall bear all costs and expenses incident to the Company' s performance of, or compliance with, this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants of the Company and fees and expenses of other Persons retained by the Company in connection with the distribution of the Registrable Securities. The Holder shall pay all discounts and commissions attributable to the Registrable Securities, all transfer taxes relating to the sale or disposition of the Registrable Securities and all fees and expenses of any attorney or accountant retained by the Holder in connection with the registration of Registrable Securities.

5.       INDEMNIFICATION.

         (a) The Company agrees to indemnify, to the extent permitted by law, the Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by the Holder expressly for use therein or by the Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the indemnification of the Holder.

         (b) In connection with any Registration Statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by the Holder; provided, however, that the obligation to indemnify under this Section 5(b) shall be several, not joint and several, among such holders of Registrable Securities.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such


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         claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim.

         (d) If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold such party harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage, liability or expense in the proportion as is appropriate to reflect (i) the relative fault of the indemnified party and the indemnifying party, and (ii) any other relevant equitable considerations.

         (e) The indemnities provided in this Section 5 shall survive the Holder's transfer of any Registrable Securities.

6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7. DISCLOSURE. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act, the Company agrees, for a period of two years following the date of this Agreement, to:

         (a) make and keep public information available within the meaning of Rule 144(c) of the Securities Act at all times after ninety (90) days after the closing of the IPO;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at all times after ninety (90) days after the closing of the IPO) and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports, documents and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing themselves of Rule 144.



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8. MARKET STAND-OFF AGREEMENT. The Holder agrees that, for a period of 180 days after the date of the final prospectus relating to an IPO, it shall not, either directly or indirectly:

         (a) (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed to be beneficially owned by the Holder in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), without the prior written consent of the Company and the managing underwriter(s) of the IPO; and

         (b) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of the Company and the managing underwriter(s) of the IPO.

9.       MISCELLANEOUS.

         (a) The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holder in this Agreement.

         (b) Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (c) Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holder.

         (d) All covenants and agreements in this Agreement by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holder are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.




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         (e) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Photographic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as the originals.

         (g) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (h) This Agreement shall be construed in accordance with the laws of the State of Delaware.

         (i) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Holder at the address indicated on the records of the Company and to the Company at the address indicated below:

                           4335 Varsity Drive, Suite E
                               Ann Arbor, MI 48108

         or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.

COMPANY:
Genomic Solutions Inc., a Delaware Corporation

By:  /s/ Steven Richvalsky
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Steven Richvalsky, Chief Financial Officer

HOLDER:

/s/ Jeffrey S. Williams
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Jeffrey S. Williams